Exhibit 99.1

FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC COMPLETES $1.05 BILLION SENIOR NOTES OFFERING

Natick, Mass. (August 13, 2013) — Boston Scientific Corporation (NYSE: BSX) completed a public offering of $1.05 billion aggregate principal amount of its senior notes under the company’s shelf registration statement.  The public offering consists of $600 million of 2.650% notes due October 1, 2018 and $450 million of 4.125% notes due October 1, 2023.

The company previously announced that it intends to use the net proceeds from the offering, together with borrowings under its recent $400 million term loan facility, to redeem all or a portion of its (i) 5.450% notes due June 15, 2014, of which $600 million aggregate principal amount was outstanding as of the date hereof (the “June 2014 Notes”), and (ii) 4.500% notes due January 15, 2015, of which $850 million aggregate principal amount was outstanding as of the date hereof (the “January 2015 Notes”), and to pay related fees, expenses and premiums.   Following the completion of the offering, on August 13, 2013 the company provided the trustee with redemption notices to redeem all of the June 2014 Notes and the January 2015 Notes on September 12, 2013.  The company expects to record an after-tax one-time charge of approximately $45 million (or $0.03 per share) during the third quarter of 2013 associated with the redemption, which the company noted was not included in its previously announced GAAP earnings guidance.  This charge will not impact the company’s adjusted earnings.

About Boston Scientific

Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 30 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, our offering and intended use of proceeds, and our redemption of certain notes and expected charge associated therewith.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; markets for our products; expected pricing environment; expected procedural volumes; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and

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effect of our restructuring program; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

CONTACT:

Peter Lucht

508-650-8796 (office)

Global Media Relations

Boston Scientific Corporation

media@bsci.com

Michael Campbell

508-650-8023 (office)

Investor Relations

Boston Scientific Corporation

investor_relations@bsci.com